SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     November 7, 2002

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor
New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:     (203) 401-3330

Item 5.    Other Events and Regulation FD Disclosure.

On November 7, 2002, the Registrant issued a press release announcing a corporate restructuring to reduce its early stage research efforts and to focus its resources on prioritizing, selecting and rapidly advancing its most promising drug candidates. As part of this process, the Registrant is immediately reducing its employee base by approximately 25 percent, or 128 people, and is postponing the construction of a new drug research facility. Charges relating to this corporate restructuring are estimated to be $11 million, including an $8 million charge associated with postponing the building of a new research facility. The objective of this restructuring is to shift drug development resources from discovery-based processes to preclinical and clinical drug development efforts and to decrease overall expenditures. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release dated November 7, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION
(Registrant)

Date: November 8, 2002                                                                         By:     /S/ DAVID M. WURZER
Name:    David M. Wurzer
Title:      Executive Vice President and
              Chief Financial Officer